U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 13, 2016
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Heath Sampson, President and Chief Executive Officer, and Greg Marken, Chief Accounting Officer, of Advanced Emissions Solutions, Inc. (“ADES”) are scheduled to give an investor presentation to analysts and investors in New York City, New York on September 13, 2016 at the Rodman & Renshaw 18th Annual Global Investment Conference (the “Investor Presentation”). A copy of the slides to be used at the Investor Presentation is available via the Investor Resources section of ADES’ website at www.advancedemissionssolutions.com and is furnished as Exhibit 99.1 to this Current Report on Form 8- K. The Investor Presentation audio will be streamed live and can be accessed by visiting the Investor Resources section of ADES’ website at www.advancedemissionssolutions.com.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the Investor Presentation slides, attached to this report as Exhibit 99.1, are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended. ADES' website address is included in this Current Report on Form 8-K for reference only. The information contained on ADES’ website is not part of this Form 8-K and is not incorporated by reference into this Current Report on Form 8-K.

Please refer to Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risk and uncertainties related thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	September 2016 Investor Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 12, 2016

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	September 2016 Investor Presentation

4